EXHIBIT 10.2

PRIVATE AND CONFIDENTIAL

Our Ref  : CS/MME/IPH/GWISCOP13149-110539041C/sho/dh
CARM : 130507 & 130704

6th August 2014

TOR MINERALS (M) SDN BHD
No 4 1/2 Miles Lahat Road,
30200 Ipoh,
Perak.

Dear Sirs,

Banking Facility(ies) ("Facilities")
Customer No. 383-136280

We have completed our review of your existing Facilities stated below and are pleased to advise you that we agree to continue providing the Facilities for a further period subject to all the terms and conditions contained in the prior documentation, contained herein and in the Annexure (collectively, "Terms and ConditionsJ.  Your continued utilization of the Facilities shall be deemed to be your acceptance of the Terms and Conditions and the giving of the confirmation(s) contained in Appendix 1 hereto.

The Facilities are subject to review at any time, in any event by June 2015.

The Facilities are subject always to the Bank's customary overriding right of suspension, withdrawal and repayment on demand. The Terms and Conditions may also apply the Bank to cease providing the Facilities to you.

Please send us two signed/certified copies of your next set of audited account or where they are out of date (more than 6 months), updated management accounts are to be submitted before the review date mentioned above.

Facilities		Limit (RM)
Overdraft		500,000.00
Term Loan 1		*1,944,444.00
Term Loan 2		*4,666,433.00
Bank Guarantees		500,000.00

Import/Export Line# consisting of:-
•   Documentary credits
•   Bankers Acceptance Import
•   Bankers Acceptance Export
•   Loans Against Imports
•   Foreign Currency Loans against Imports
•   Export Credit Refinancing Scheme (Pre Shipment)
•   Export Credit Refinancing Scheme (Post Shipment)

	[Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days] [Tenor : 120 days]	10,460,000.00 (10,460,000.00) (10,460,000.00) (5,000,000.00) (10,460,000.00) (10,460,000.00) (10,460,000.00) (5,000,000.00)
Total Gross Foreign Exchange Contract Limit (inclusive of marked-to-market losses incurred from time to time)		5,000,000.00

#        This Combined Limit applies to each facility within this Line subject to total utilization of this Line not exceeding the Combined Limit at any one time.

*        Outstanding principal sum as at date hereof.

Purpose:

                     Overdraft

                     Working capital requirements.

                     Term Loan 1

                     To finance upgrading of existing production line and capex.

                     Term Loan 2

                     To support the Group capex of approx RM 9,045,000.00 to increase efficiency and production capacity which will invariably increase import/export bills business.

                     Bank Guarantees

                     For issuance of security deposit-/tender-/performance- bonds and other guarantee requirements related to your business.

                      Import Line

                     To finance your imports and domestic purchases.

                     Export Line

                     To finance your exports and domestic sales.

                     Export Credit Refinancing Scheme (Pre/Post Shipment)

                     Pre-shipment ECR - as working capital for production of eligible goods for export.

                     Post-shipment ECR - to finance export sales of eligible goods on credit terms upon shipment.

                     Total Gross Foreign Exchange Contract Limit

                            (inclusive of marked-to-market losses incurred from time to time)

                     Spot and forward foreign exchange contracts and currency option transactions to hedge against fluctuations in foreign exchange rates for your trade-related and other permitted transactions as we may agree to.

The Bank shall have no obligation to monitor or ensure the usage of the Facilities for their stated purpose(s). It shall have the right to recall the Facilities if not used for the purpose(s) stated.

The continuation of the Facilities are also granted subject to satisfactory conduct of your current accounts in accordance with guidelines issued by Bank of Negara Malaysia and/or policies of the Bank or other financial institutions you have current accounts with from time to time.  If there is any breach which may subject any of your current accounts (be it with the Bank or other financial institution) to closure, the Bank shall have the right to recall the Facilities. This is notwithstanding that your current account(s) with the Bank whether held solely or jointly with others are conducted satisfactorily.

The Bank may rely on information furnished by the Credit Bureau established by Bank Negara Malaysia for information whether any of your current accounts have become liable to closure.

Reliance by the Bank on such information shall not subject it to any liability to you or other parties should there be inaccuracy in such information unknown to the Bank.

We are pleased to be of assistance to you and look forward to the development of a mutually beneficial and lasting banking relationship including your opening and/or maintaining your main working capital / operating account with us. Should you have any query, please do not hesitate to contact our Lim Jit Foo at telephone no. 05-208 3846.

Yours faithfully,

HSBC Bank Malaysia Berhad

Relationship Manager